Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	February 22, 2023

Valmont Reports Fourth Quarter and Full Year 2022 Results

Achieves Record Results and Provides Positive 2023 Full Year Net Sales and EPS Guidance

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter 2022 Highlights (all metrics compared to Fourth Quarter 2021 unless otherwise noted)

●	Net Sales of $1.1 billion increased 17.5%, a fourth quarter record

●	Operating Income increased 116.2% to $109.7 million, or 9.7% of net sales (increased 32.9% to $113.7 million or 10.1% adjusted1) compared to $50.8 million or 5.3% of net sales ($85.6 million or 8.9% adjusted1)

●	Diluted Earnings per Share (“EPS”) of $1.86 ($3.57 adjusted1) compared to $1.25 ($2.73 adjusted1)
o	GAAP EPS includes a pre-tax loss of $33.3 million or $1.54 per diluted share from the divestiture of the offshore wind energy structures business

●	Generated strong operating cash flows of $142.5 million

●	Repurchased 60,200 shares of company stock for $20.0 million

●	Announced and completed the divestiture of the offshore wind energy structures business, Valmont SMTM, which had been reported in the Renewable Energy product line in the Infrastructure segment and is now reported as “Other”

●	Incurred GAAP tax rate of 40.6%; adjusted tax rate was 27.4% excluding the loss generated from the divested offshore wind energy structures business which provided no tax benefit

Full Year 2022 Highlights (all metrics compared to Full Year 2021 unless otherwise noted)

●	Record Net Sales of $4.3 billion, an increase of 24.1%
o	Strong sales growth as Infrastructure grew to a record $2.9 billion and Agriculture grew to a record $1.3 billion, including 17.6% growth in agriculture technology products and services

●	Operating Income increased 51.1% to $433.2 million, or 10.0% of net sales (increased 34.6% to $449.7 million or 10.3% adjusted1) compared to $286.8 million or 8.2% of net sales ($334.0 million or 9.5% adjusted1)

1Please see Reg G reconciliation to GAAP measures at end of document

o	Higher operating income was led by favorable pricing and volume growth in both Infrastructure and Agriculture

●	Diluted EPS of $11.62 ($13.82 adjusted1) compared to $9.10 ($10.92 adjusted1)
●	Generated strong operating cash flows of $326.3 million, a significant improvement compared to 2021, driven by higher net earnings and improvements in working capital performance

●	Capital expenditures were $93.3 million, including approximately $30.0 million for strategic investments including a new concrete utility structures facility in Bristol, Indiana and irrigation capacity expansions in Brazil and Dubai

●	Deployed $39.3 million of cash to acquire a majority interest in ConcealFab, accelerating the Infrastructure segment’s global telecommunications growth strategy

●	Returned $86.3 million of capital to shareholders through dividends of $45.8 million and share repurchases of $40.5 million
●	Achieved Return on Invested Capital of 12.9% (13.3% adjusted1)
●	Year-end backlog of approximately $1.7 billion, an increase of 2.1% since the end of fiscal 2021, reflecting sustained pricing and continued strong market demand across the portfolio

●	Realigned financial reporting from four reportable segments to two: Infrastructure and Agriculture, to elevate focus on market growth strategies, capital allocation, and technology development

Key Financial Metrics

Fourth Quarter 2022	GAAP			Adjusted[1]
	14 weeks	13 weeks		14 weeks	13 weeks
(000's except per share amounts)	12/31/2022	12/25/2021		12/31/2022	12/25/2021
	Q4 2022	Q4 2021	vs. Q4 2021	Q4 2022	Q4 2021	vs. Q4 2021
Net Sales	$1,131,516	$963,278	17.5%	$1,131,516	$963,278	17.5%
Operating Income	109,716	50,754	116.2%	113,734	85,555	32.9%
Operating Income as a % of Net Sales	9.7%	5.3%		10.1%	8.9%
Net Earnings	40,332	26,856	50.2%	77,256	58,751	31.5%
Diluted Earnings Per Share	$1.86	$1.25	48.8%	$3.57	$2.73	30.8%
Average Shares Outstanding	21,656	21,523		21,656	21,523

Full Year 2022	GAAP			Adjusted[1]
	53 weeks	52 weeks		53 weeks	52 weeks
(000's except per share amounts)	12/31/2022	12/25/2021		12/31/2022	12/25/2021
	FY 2022	FY 2021	vs. FY 2021	FY 2022	FY 2021	vs. FY 2021
Net Sales	$4,345,250	$3,501,575	24.1%	$4,345,250	$3,501,575	24.1%
Operating Income	433,249	286,785	51.1%	449,725	334,049	34.6%
Operating Income as a % of Net Sales	10.0%	8.2%		10.3%	9.5%
Net Earnings	250,863	195,630	28.2%	298,139	234,811	27.0%
Diluted Earnings Per Share	$11.62	$9.10	27.7%	$13.82	$10.92	26.6%
Average Shares Outstanding	21,580	21,493		21,580	21,493

“The Valmont team delivered another strong quarter of continued growth and outstanding performance, achieving record net sales and further margin improvement year-over-year,” said Stephen G. Kaniewski, President and Chief Executive Officer. “These results were driven by a continued commitment to our disciplined pricing strategies, robust demand for our industry-leading products and services, and solid execution by our global teams. Ongoing investments in grid reliability, transportation infrastructure, 5G buildouts, and the clean energy transition are leading to a multi-year runway for growth across our

1Please see Reg G reconciliation to GAAP measures at end of document

Infrastructure businesses. Continued positive agriculture market fundamentals are driving demand for our irrigation products and technology solutions as elevated commodity prices, global drought conditions and ongoing food security concerns are all supporting market demand. I am very pleased with our ability to effectively manage our operations to best serve our customers and meet this broad-based demand. Our results further demonstrate the value of our long-term strategy led by sustainable growth initiatives across our businesses, operational excellence and price leadership.”

Kaniewski added, “Reflecting on 2022, our full-year results exceeded the goals we set at the beginning of the year, despite a continued volatile environment, demonstrating the resiliency and relentless focus of our global team. We achieved record net sales of $4.3 billion and delivered record diluted earnings per share of $13.82 on an adjusted basis, an increase of 26.5% year-over-year. We significantly improved return on invested capital through strategic capital allocation and improved working capital performance, which also contributed to a substantial improvement in free cash flow. We continue to profitably grow and perform at a high level, leveraging the strength and sustainability of our Valmont business model. I am extremely proud of our team of more than 11,000 employees around the world and want to congratulate and thank them for their dedication, hard work, and execution. Together, we remain committed to providing our customers with vital infrastructure products and solutions to advance agricultural productivity with an unwavering focus on employee safety and increasing shareholder value."

Fourth Quarter 2022 Segment Review

Infrastructure (67.6% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, renewable energy, lighting, transportation, and telecommunications, and coatings services to preserve metal products

Sales of $771.3 million grew 15.0% year-over-year with double-digit sales growth across all product lines, net of 2.7% unfavorable foreign currency translation impacts. Higher sales were driven by favorable pricing globally, higher volumes, notably in the Lighting and Transportation and Renewable Energy product lines, and sales from the ConcealFab acquisition.

Operating Income improved to $99.6 million or 13.0% of net sales compared to $77.3 million or 11.6% of net sales ($77.8 million or 11.6% adjusted1) in 2021, driven by favorable pricing and higher volumes.

Agriculture (29.4% of Net Sales)

Center pivot and linear irrigation equipment for agricultural markets, including parts and tubular products; advanced technology solutions for precision agriculture

Sales of $335.1 million increased 21.1% year-over-year, with global sales growth led by higher average selling prices of irrigation equipment and higher volumes, primarily driven by continued strength in North America and Brazil, and higher sales of technology products and services.

Operating Income improved to $40.5 million, or 12.2% of net sales ($44.5 million or 13.4% adjusted1) compared to $28.6 million or 10.5% of net sales ($33.0 million or 12.1% adjusted1) in 2021. The benefit of higher average selling prices and additional volume leverage was partially offset by higher SG&A, including incremental R&D expense for technology investments.

Other (3.0% of Net Sales)

Offshore wind energy structures business

Sales of $33.3 million grew 44.1% year-over-year and operating income was $1.4 million compared to an operating loss of $31.3 million in 2021. As previously announced, the divestiture of the offshore wind energy structures business was completed in December 2022.

1Please see Reg G reconciliation to GAAP measures at end of document

Balance Sheet, Liquidity, and Capital Allocation

The Company generated full-year 2022 operating cash flows of $326.3 million through strong earnings and effectively managing working capital while supporting strong sales growth. At the end of 2022, cash and cash equivalents were $185.4 million. Valmont purchased $20.0 million of company stock in the fourth quarter and $81.4 million remains on the current authorization with no expiration.

Providing 2023 Full Year Financial Outlook and Key Assumptions

Based on an unchanged positive outlook for underlying business growth across the portfolio that was highlighted last quarter, the Company is providing its 2023 full-year net sales and diluted earnings per share outlook and key assumptions for the year.

●	Net Sales Growth (vs. PY) of 4% to 7%, which reflects the divestiture of the offshore wind energy structures business
●	GAAP Diluted Earnings per Share of $14.70 to $15.25 ($15.35 to $15.90 adjusted1)
●	Effective tax rate of 28% to 29%, primarily due to expected geographic mix of earnings
●	Minimal expected foreign currency translation impact to net sales
●	Capital expenditures expected to be in the range of $105 to $125 million to support strategic growth and digital transformation initiatives
●	Continued elevated inflation, stabilizing raw material costs and ongoing R&D investments

Kaniewski continued, “We are excited and confident about the opportunity to drive multi-year revenue and profitability growth by capitalizing on the strong market drivers across our businesses and continuing to support our customers. These factors, along with our proven track record of execution and a backlog of $1.7 billion, give us confidence in our 2023 outlook. The long-term need for critical infrastructure investment globally is driving sustainable demand across our Infrastructure businesses. Favorable agriculture economics and market trends globally, a strong international project pipeline and increasing adoption of innovative technology solutions are providing momentum for our Agriculture business. Our balance sheet remains strong, giving us the flexibility to execute on our strategies. We enter this year from a position of strength with a talented team and are investing in the future to meet the needs of our customers and deliver value to our stakeholders.”

A live audio discussion with Stephen G. Kaniewski, President and Chief Executive Officer, and Avner M. Applbaum, Executive Vice President and Chief Financial Officer, will be accessible by telephone on Thursday, February 23, 2023 at 8:00 a.m. CST by dialing 1-877-407-6184 or 1-201-389-0877 (no Conference ID needed), or via webcast by pointing browsers to this link: Valmont Industries 4Q and Full Year 2022 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page of valmont.com. A replay of the event can be accessed three hours after the call at the above link or by telephone at 1-877-660-6853 or 1-201-612-7415. Please use access code 13734761. The replay will be available through 10:59 p.m. CST on March 02, 2023.

About Valmont Industries, Inc.

For over 75 years, Valmont® has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

1Please see Reg G reconciliation to GAAP measures at end of document

Concerning Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

###

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands, except per share amounts)

(unaudited)

	Fourth Quarter		Year-to-Date
	14 and 13 Weeks Ended		53 and 52 Weeks Ended
	31-Dec-22	25-Dec-21	31-Dec-22	25-Dec-21
Net sales	$1,131,516	$963,278	$4,345,250	$3,501,575
Cost of sales	832,557	740,994	3,219,026	2,617,686
Gross profit	298,959	222,284	1,126,224	883,889
Selling, general, and administrative expenses	189,243	165,034	692,975	590,608
Impairment of goodwill and intangible assets	—	6,496	—	6,496
Operating income	109,716	50,754	433,249	286,785
Other income (expense)
Interest expense	(13,256)	(11,146)	(47,534)	(42,612)
Interest income	996	298	2,015	1,192
Gain (loss) on investments (unrealized)	932	364	(3,374)	1,920
Loss from divestiture of offshore wind energy structures business	(33,273)	—	(33,273)	—
Other	4,268	2,501	12,805	12,798
Other income (expense), net	(40,333)	(7,983)	(69,361)	(26,702)
Earnings before income taxes	69,383	42,771	363,888	260,083
Income tax expense	28,156	15,092	108,687	61,414
Equity in earnings (loss) of nonconsolidated subsidiaries	(19)	135	(950)	(944)
Net earnings	41,208	27,814	254,251	197,725
Less: Earnings attributable to non-controlling interests	(876)	(958)	(3,388)	(2,095)
Net earnings attributable to Valmont Industries, Inc.	$40,332	$26,856	$250,863	$195,630

Average shares outstanding (000's) - Basic	21,319	21,227	21,311	21,193
Earnings per share - Basic	$1.89	$1.27	$11.77	$9.23

Average shares outstanding (000's) - Diluted	21,656	21,523	21,580	21,493
Earnings per share - Diluted	$1.86	$1.25	$11.62	$9.10

Cash dividends per share	$0.55	$0.50	$2.20	$2.00

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Fourth Quarter		Year-to-Date
	14 and 13 Weeks Ended		53 and 52 Weeks Ended
	31-Dec-22	25-Dec-21	31-Dec-22	25-Dec-21
Net sales
Infrastructure	$771,337	$670,481	$2,928,419	$2,372,100
Agriculture	335,066	276,757	1,346,672	1,028,717
Other	33,272	23,087	100,219	123,001
Total	1,139,675	970,325	4,375,310	3,523,818
Less: Intersegment sales	(8,159)	(7,047)	(30,060)	(22,243)
Total	$1,131,516	$963,278	$4,345,250	$3,501,575

Operating Income (Loss)
Infrastructure	$99,591	$77,253	$354,499	$273,598
Agriculture	40,484	28,560	179,263	137,027
Other	1,445	(31,268)	2,259	(40,192)
Corporate	(31,804)	(23,791)	(102,772)	(83,648)
Total	$109,716	$50,754	$433,249	$286,785

The backlog of orders for the principal products manufactured and marketed was $1,656.4 million at the end of the 2022 fiscal year and $1,621.9 at the end of the 2021 fiscal year. An order is reported in our backlog upon receipt of a purchase order from the customer or execution of a sales order contract. We anticipate that most of the 2022 backlog of orders will be filled during fiscal year 2023. At year-end, the segments with backlog were as follows (dollar amounts in millions):

	12/31/2022	12/25/2021
Infrastructure	$1,339.1	$1,086.3
Agriculture	317.3	471.0
Other	—	64.6
	$1,656.4	$1,621.9

Valmont has aggregated its business segments into two global reportable segments as follows.

Infrastructure:  This segment consists of the manufacture and distribution of products and solutions to serve infrastructure markets of utility, renewable energy, lighting, transportation, and telecommunications, and coatings services to preserve metal products.

Agriculture:  This segment consists of the manufacture of center pivot components and linear irrigation equipment for agricultural markets, including parts and tubular products, and advanced technology solutions for precision agriculture.

In addition to these two reportable segments, the Company had a business and related activities that is not more than 10% of consolidated sales, operating income, or assets. This includes the offshore wind energy structures business and was reported in the “Other” segment until its divestiture in 2022.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Fourteen weeks ended December 31, 2022
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$588,867	$202,560	$—	$(5,932)	$785,495
International	182,470	132,506	33,272	(2,227)	346,021
Total	$771,337	$335,066	$33,272	$(8,159)	$1,131,516

Product line:
Transmission, Distribution, and Substation	$302,444	$—	$—	$—	$302,444
Lighting and Transportation	239,453	—	—	—	239,453
Coatings	92,441	—	—	(4,032)	88,409
Telecommunications	87,577	—	—	—	87,577
Renewable Energy	49,422	—	33,272	(2,228)	80,466
Irrigation Equipment and Parts,
excluding Technology	—	302,965	—	(1,899)	301,066
Technology Products and Services	—	32,101	—	—	32,101
Total	$771,337	$335,066	$33,272	$(8,159)	$1,131,516

	Thirteen weeks ended December 25, 2021
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$478,019	$150,478	$—	$(7,047)	$621,450
International	192,462	126,279	23,087	—	341,828
Total	$670,481	$276,757	$23,087	$(7,047)	$963,278

Product line:
Transmission, Distribution, and Substation	$266,625	$—	$—	$—	$266,625
Lighting and Transportation	216,198	—	—	—	216,198
Coatings	77,747	—	—	(2,752)	74,995
Telecommunications	75,697	—	—	—	75,697
Renewable Energy	34,214	—	23,087	—	57,301
Irrigation Equipment and Parts,
excluding Technology	—	251,258	—	(4,295)	246,963
Technology Products and Services	—	25,499	—	—	25,499
Total	$670,481	$276,757	$23,087	$(7,047)	$963,278

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Fifty-three weeks ended December 31, 2022
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$2,234,339	$766,929	$—	$(26,248)	$2,975,020
International	694,080	579,743	100,219	(3,812)	1,370,230
Total	$2,928,419	$1,346,672	$100,219	$(30,060)	$4,345,250

Product line:
Transmission, Distribution, and Substation	$1,184,660	$—	$—	$—	$1,184,660
Lighting and Transportation	940,462	—	—	—	940,462
Coatings	356,707	—	—	(15,327)	341,380
Telecommunications	320,342	—	—	—	320,342
Renewable Energy	126,248	—	100,219	(3,346)	223,121
Irrigation Equipment and Parts,
excluding Technology	—	1,231,587	—	(11,387)	1,220,200
Technology Products and Services	—	115,085	—	—	115,085
Total	$2,928,419	$1,346,672	$100,219	$(30,060)	$4,345,250

	Fifty-two weeks ended December 25, 2021
				Intersegment
	Infrastructure	Agriculture	Other	Sales	Consolidated
Geographical market:
North America	$1,724,531	$545,574	$—	$(22,243)	$2,247,862
International	647,569	483,143	123,001	—	1,253,713
Total	$2,372,100	$1,028,717	$123,001	$(22,243)	$3,501,575

Product line:
Transmission, Distribution, and Substation	$935,099	$—	$—	$—	$935,099
Lighting and Transportation	825,923	—	—	—	825,923
Coatings	309,647	—	—	(10,575)	299,072
Telecommunications	238,527	—	—	—	238,527
Renewable Energy	62,904	—	123,001	—	185,905
Irrigation Equipment and Parts,
excluding Technology	—	930,858	—	(11,668)	919,190
Technology Products and Services	—	97,859	—	—	97,859
Total	$2,372,100	$1,028,717	$123,001	$(22,243)	$3,501,575

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	12/31/2022	12/25/2021
ASSETS
Current assets:
Cash and cash equivalents	$185,406	$177,232
Accounts receivable, net	604,181	571,593
Inventories	728,762	728,834
Contract assets - costs and profits in excess of billings	174,539	142,643
Prepaid expenses and other assets	87,697	83,646
Refundable income taxes	—	8,815
Total current assets	1,780,585	1,712,763
Property, plant, and equipment, net	595,578	598,605
Goodwill and other assets	1,180,833	1,135,881
	$3,556,996	$3,447,249

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$1,194	$4,884
Notes payable to banks	5,846	13,439
Accounts payable	360,312	347,841
Accrued expenses	248,320	253,330
Contract liabilities - billings in excess of costs and earnings	172,915	135,746
Income taxes payable	3,664	—
Dividends payable	11,742	10,616
Total current liabilities	803,993	765,856
Long-term debt, excluding current installments	870,935	947,072
Operating lease liabilities	155,469	147,759
Other long-term liabilities	84,887	172,965
Shareholders' equity	1,641,712	1,413,597
	$3,556,996	$3,447,249

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	53 Weeks Ended	52 Weeks Ended
	31-Dec-22	25-Dec-21
Cash flows from operating activities
Net Earnings	$254,251	$197,725
Depreciation and amortization	97,167	92,577
Impairment of long-lived assets	—	27,911
Contribution to defined benefit pension plan	(17,155)	(1,924)
Loss on sale of offshore wind energy structures business	33,273	—
Change in working capital	(56,092)	(284,739)
Other	14,821	34,388
Net cash flows from operating activities	326,265	65,938

Cash flows from investing activities
Purchase of property, plant, and equipment	(93,288)	(107,790)
Acquisitions	(39,287)	(312,500)
Other	495	2,982
Net cash flows from investing activities	(132,080)	(417,308)

Cash flows from financing activities
Proceeds from long-term borrowings	253,999	312,485
Principal payments on long-term borrowings	(336,403)	(91,313)
Net payments on short-term borrowings	(7,577)	(20,241)
Purchase of treasury shares	(40,474)	(26,100)
Dividends to noncontrolling interests	(714)	—
Purchase of noncontrolling interests	(7,338)	—
Dividends paid	(45,813)	(41,412)
Other	2,415	81
Net cash flows from financing activities	(181,905)	133,500
Effect of exchange rates on cash and cash equivalents	(4,106)	(5,624)
Net change in cash and cash equivalents	8,174	(223,494)
Cash and cash equivalents - beginning of year	177,232	400,726
Cash and cash equivalents - end of period	$185,406	$177,232

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(unaudited)

The non-GAAP tables below disclose the impact of the loss from the divestiture of the offshore wind energy structures business on fiscal 2022 results. Further, the non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2022 and 2021 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. The non-GAAP tables below also disclose the impact of the nonrecurring impairment of long-lived assets for the offshore wind energy structures business, a write off a receivable following arbitration of a commercial transaction from 2014, acquisition diligence, severance expenses on segment operating income and net earnings, as well as the impact of the U.K. tax rate change on net earnings (adjusts GAAP tax rate from 19.0% to 22.5%) on fiscal 2021 results. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Fourteen	Diluted	Fifty-three	Diluted
	weeks ended	earnings per	weeks ended	earnings per
	December 31, 2022	share	December 31, 2022	share
Net earnings attributable to Valmont Industries, Inc. - as reported	$40,332	$1.86	$250,863	$11.62
Loss from divestiture of offshore wind energy structures business	33,273	1.54	33,273	1.54
Prospera intangible asset amortization	1,645	0.08	6,580	0.30
Stock-based compensation - Prospera	2,373	0.11	9,896	0.46
Total Adjustments, pre-tax[1]	37,291	1.72	49,749	2.31
Tax effect of adjustments[2]	(367)	(0.02)	(2,473)	(0.11)
Net earnings attributable to Valmont Industries, Inc. - Adjusted[1]	$77,256	$3.57	$298,139	$13.82
Average shares outstanding (000’s) - Diluted		21,656		21,580

	Thirteen	Diluted	Fifty-two	Diluted
	weeks ended	earnings per	weeks ended	earnings per
	December 25, 2021	share	December 25, 2021	share
Net earnings attributable to Valmont Industries, Inc. - as reported	$26,856	$1.25	$195,630	$9.10
Impairment of long-lived assets - offshore wind energy structures business	27,911	1.30	27,911	1.30
Prospera intangible asset amortization	1,470	0.07	3,396	0.16
Stock-based compensation - Prospera	2,928	0.14	5,240	0.24
Write-off of a receivable, pre-tax	—	—	5,545	0.26
Acquisition diligence expense, pre-tax	—	—	1,120	0.05
Severance expense, pre-tax	2,492	0.12	4,052	0.19
Total Adjustments, pre-tax[1]	34,801	1.62	47,264	2.20
Change in U.K. statutory tax rate	—	—	(2,819)	(0.13)
Valuation allowance against offshore wind energy structures business' tax assets	5,076	0.24	5,076	0.24
Tax effect of adjustments[2]	(7,982)	(0.37)	(10,340)	(0.48)
Net earnings attributable to Valmont Industries, Inc. - Adjusted[1]	$58,751	$2.73	$234,811	$10.92
Average shares outstanding (000’s) - Diluted		21,523		21,493

1Earnings per share includes rounding

2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

	Fourteen weeks ended December 31, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$99,591	$40,484	$1,445	$(31,804)	$109,716
Stock-based compensation - Prospera	—	2,373	—	—	2,373
Prospera intangible asset amortization	—	1,645	—	—	1,645
Adjusted Operating Income	$99,591	$44,502	$1,445	$(31,804)	$113,734
Net Sales - as reported	765,077	333,167	33,272	NM	1,131,516

Operating Income as a % of Net Sales	13.0%	12.2%	4.3%	NM	9.7%
Adj. Operating Income as a % of Net Sales	13.0%	13.4%	4.3%	NM	10.1%

	Thirteen weeks ended December 25, 2021
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$77,253	$28,560	$(31,268)	$(23,791)	$50,754
Impairment of long-lived assets	—	—	27,911	—	27,911
Stock-based compensation	—	2,928	—	—	2,928
Prospera intangible asset amortization	—	1,470	—	—	1,470
Severance expense, pre-tax	500	—	1,992	—	2,492
Adjusted Operating Income	$77,753	$32,958	$(1,365)	$(23,791)	$85,555
Net Sales - as reported	667,728	272,463	23,087	NM	963,278

Operating Income as a % of Net Sales	11.6%	10.5%	(135.4)%	NM	5.3%
Adj. Operating Income as a % of Net Sales	11.6%	12.1%	(5.9)%	NM	8.9%

	Fifty-three weeks ended December 31, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$354,499	$179,263	$2,259	$(102,772)	$433,249
Stock-based compensation - Prospera	—	9,896	—	—	9,896
Prospera intangible asset amortization	—	6,580	—	—	6,580
Adjusted Operating Income	$354,499	$195,739	$2,259	$(102,772)	$449,725
Net Sales - as reported	2,909,746	1,335,285	100,219	NM	4,345,250

Operating Income as a % of Net Sales	12.2%	13.4%	2.3%	NM	10.0%
Adj. Operating Income as a % of Net Sales	12.2%	14.7%	2.3%	NM	10.3%

	Fifty-two weeks ended December 25, 2021
Operating Income Reconciliation	Infrastructure	Agriculture	Other	Corporate	Valmont
Operating income - as reported	$273,598	$137,027	$(40,192)	$(83,648)	$286,785
Impairment of long-lived assets	—	—	27,911	—	27,911
Prospera intangible asset amortization	—	3,396	—	—	3,396
Stock-based compensation - Prospera	—	5,240	—	—	5,240
Write-off of a receivable, pre-tax	—	—	5,545	—	5,545
Acquisition diligence expense, pre-tax	—	—	—	1,120	1,120
Severance expense, pre-tax	500	910	2,642	—	4,052
Adjusted Operating Income	$274,098	$146,573	$(4,094)	$(82,528)	$334,049
Net Sales - as reported	2,361,524	1,017,050	123,001	NM	3,501,575

Operating Income as a % of Net Sales	11.6%	13.5%	(32.7)%	NM	8.2%
Adj. Operating Income as a % of Net Sales	11.6%	14.4%	(3.3)%	NM	9.5%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED RETURN ON INVESTED CAPITAL

(Dollars in thousands)

(unaudited)

Return on Invested Capital is a non-GAAP measure. Accordingly, Invested Capital and Return on Invested Capital should not be considered in isolation or as a substitute for net earnings, cash flows from operations or other income or cash flow data prepared in accordance with GAAP, or as a measure of our operating performance or liquidity. The table below shows how Invested Capital and Return on Invested Capital are calculated from our income statement and balance sheet. Return on Invested Capital is calculated as Operating Income (after-tax) divided by average of beginning and ending Invested Capital. Invested Capital represents total assets minus total liabilities (excluding interest-bearing debt). Return on Invested Capital is one of our key operating ratios, as it allows investors to analyze our operating performance in light of the amount of investment required to generate our operating profit. Return on Invested Capital is also a measure used to determine management incentives.

2022
Operating income	$433,249
Adjusted effective tax rate[1]	27.7%
Tax effect on operating income	(119,872)
After-tax operating income	313,377
Average invested capital	2,437,232
Return on invested capital	12.9%

Adjusted operating income	449,725
Adjusted effective tax rate[1]	27.7%
Tax effect on operating income	(124,431)
After-tax operating income	325,294
Average invested capital	2,437,232
Adjusted return on invested capital	13.3%

Total assets	3,556,996
Less: Accounts payable	(360,312)
Less: Accrued expenses	(248,320)
Less: Income taxes payable	(3,664)
Less: Defined benefit pension asset	(24,216)
Less: Deferred compensation	(30,316)
Less: Other noncurrent liabilities	(13,480)
Less: Dividends payable	(11,742)
Less: Lease liability	(155,469)
Less: Contract liability	(172,915)
Less: Deferred tax liability	(41,091)
Total invested capital	$2,495,471
Beginning of year invested capital	$2,378,992
Average invested capital	$2,437,232

1The adjusted effective tax rate for 2022 excludes the $33,273 loss from divestiture of the offshore wind energy structures business which is not deductible for tax purposes. The effective tax rate including the loss on the divestiture is 29.9%.

Return on invested capital, as presented, may not be comparable to similarly titled measures of other companies.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FORECASTED GAAP AND ADJUSTED EARNINGS

(Dollars in thousands, except per share amounts)

The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of the intangible asset (Prospera) and (2) stock-based compensation for Prospera employees. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures.

Reconciliation of Range of Net Earnings - 2023 Guidance	Low End	High End	Adjustments
Estimated net earnings - GAAP	$318,900	$330,800
Prospera intangible asset (proprietary technology) amortization, pre-tax			6,700
Stock-based compensation - Prospera, pre-tax			10,000
Total pre-tax adjustments			16,700
Estimated tax benefit from above expenses*			(2,500)

Total Adjustments, after-tax			$14,200
Estimated net earnings - Adjusted	$333,100	$345,000
Diluted Earnings Per Share Range - GAAP	$14.70	$15.25
Diluted Earnings Per Share Range - Adjusted	$15.35	$15.90

* The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction.

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